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                                                                 Exhibit 10.1.25

                                PROMISSORY NOTE

$1,000,000.00                                              Saint Paul, Minnesota
                                                                    July 1, 1999


     FOR VALUE RECEIVED, I hereby promise to pay to Green Tree Financial Corporation ("Green Tree"), a Delaware corporation, the sum of One Million and 00/100 Dollars ($1,000,000.00). The unpaid principal amount of this note, together with interest thereon at the rate of 7% per annum, shall be due and payable upon the earlier of (i) June 30, 2000; and (ii) the date of the undersigned's voluntary termination of employment with Green Tree.

     Payments made hereunder shall be made at 1100 Landmark Towers, Saint Paul, Minnesota. This note, together with accrual interest, may be paid in full or in part at any time without premium or penalty.



                                                     /s/ Bruce A. Crittenden
                                                     ---------------------------
                                                     Bruce A. Crittenden
                                                     10 Lake Court
                                                     North Oaks, Minnesota 55127